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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): MAY 19, 2004



                                TOM BROWN, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                      001-31308              95-1949781
(State or other jurisdiction of         (Commission          (I.R.S. Employer
        incorporation)                  File Number)        Identification No.)



        555 SEVENTEENTH STREET
              SUITE 1850
           DENVER, COLORADO                                      80202
(Address of principal executive offices)                       (Zip Code)



       Registrant's telephone number, including area code: (303) 260-5000

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         On May 19, 2004, Plaza II Acquisition Corp, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of EnCana Corporation, a Canadian corporation ("EnCana"), announced that it had completed its tender offer for Tom Brown, Inc., a Delaware corporation ("Tom Brown" or the "Company"), pursuant to an Agreement and Plan of Merger, dated as of April 14, 2004, by and among the Company, Purchaser and EnCana (the "Merger Agreement").

         Pursuant to the terms of the Merger Agreement, the Purchaser commenced an offer to purchase all of the issued and outstanding shares of the Company's common stock, par value $.10 per share, including the associated rights to purchase shares of the Company's preferred stock (collectively, the "Common Stock"), at a purchase price of $48.00 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in EnCana and Purchaser's Offer to Purchase, dated April 21, 2004, and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). The Offer is described in a Tender Offer Statement on Schedule TO (as amended or supplemented from time to time) filed by EnCana and Purchaser with the United States Securities and Exchange Commission on April 21, 2004. The Offer expired at 12:00 midnight EDT on May 18, 2004 and, on May 19, 2004, the Purchaser announced that it accepted for payment all shares of Common Stock tendered. Based on information provided by The Bank of New York, the depositary for the Offer (the "Depositary"), at least 44,583,673 shares of the 46,519,356 shares of Common Stock issued and outstanding (or at least 95% of all outstanding fully diluted shares of Common Stock) were validly tendered and not withdrawn pursuant to the Offer. The Purchaser accepted for payment and notified the Depositary to pay promptly for the tendered and accepted Shares (other than those subject to guarantee of delivery or receipt of additional documentation), in accordance with the terms and subject to the conditions set forth in the Offer documents.

         The Merger Agreement also provides that upon the first acceptance for payment of, and payment by the Purchaser for, any shares of Common Stock pursuant to the Offer, the Purchaser shall be entitled to designate persons for appointment to the Company's Board of Directors. Pursuant to this provision the Purchaser may designate for appointment to the Board of Directors persons comprising at least a majority of the Board of Directors, equal to a fraction of the Board of Directors proportionate to the percentage of outstanding shares owned by the Purchaser.

         The Purchaser also announced its plans, pursuant to the Merger Agreement, to acquire the remaining shares of Common Stock through a second-step merger.


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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TOM BROWN, INC.


Date: May 19, 2004                          By: /s/ Daniel G. Blanchard
                                                  -----------------------------
                                                  Daniel G. Blanchard
                                                  Executive Vice President and
                                                  Chief Financial Officer


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